BRF S.A.

Publicly Held Company

CNPJ/MF Nº 01.838.723/0001-27

NIRE 42.300.034.240

CVM 1629-2

Minutes of the 9th Ordinary Meeting of the Board of Directors

Held on October 27, 2016

1.           Date, Time and Place: Held on October 27, 2016, at 12:00 hours, in the office of BRF S.A. (“Company”), located at Rua Hungria Nº 1.400, 5th floor, Room 5F, in São Paulo City, state of São Paulo.

2.           Presiding Board: Chairman: Abilio dos Santos Diniz. Secretary: Larissa Brack.

3.           Summons and Presence: The meeting was duly called and held within the terms of article 21 of the Company´s Bylaws, with all members of the Board of Directors present: Messieurs Abilio dos Santos Diniz, Aldemir Bendine, Henri Philippe Reichstul, José Carlos Reis de Magalhães Neto, Luiz Fernando Furlan, Manoel Cordeiro Silva Filho, Renato Proença Lopes, Vicente Falconi Campos and Walter Fontana Filho.

4.           Agenda: To discuss: 4.1. Approval of the Quarterly Financial Statement Forms – 3Q16; 4.2. Contracting of Consultoria Corall; 4.3. Contracting of Ticket Alimentação/Good Card; and 4.4. Closure of the activities of the Wellax Rep Office.

5.           Resolutions: The members of the Board of Directors, unanimously and without reservations:

5.1.      Quarterly Financial Statement Forms – 3Q16. In line with the recommendation of the Finance, Governance and Sustainability Committee and the Company´s Statutory Audit Committee, and following a presentation made by Ernst & Young, approved the Financial Statements for the 3rd (third) quarter of 2016, ending on September 30, 2016, accompanying the management report, the explanatory notes and the opinion of the  independent auditors.

5.2.      Contracting Consultoria Corall. In line with the recommendation of the Finance, Governance and Sustainability Committee, as well as what is stated in Article 23, (xxxiv), of the Company´s Bylaws, approved the ratification of the signing of the service provision contracts with Corall Consultoria Ltda., under the terms of the material presented to the Board of Directors.

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BRF S.A.

Publicly Held Company

CNPJ/MF Nº 01.838.723/0001-27

NIRE 42.300.034.240

CVM 1629-2

Minutes of the 9th Ordinary Meeting of the Board of Directors

Held on October 27, 2016

5.3.      Contracting of Ticket Alimentação/Good Card. In line with the recommendation of the Finance, Governance and Sustainability Committee, as well as what is stated in Article 23, (xxxiv), of the Company´s Bylaws, approved the ratification of the supply contract signed with Good Card, as well as the signing of the Assignment Deed of the contract referred to, considering the incorporation of the company by Ticket Alimentação.

5.4.      Closure of the activities of the Wellax Rep Office. In line with the recommendation of the Finance, Governance and Sustainability Committee, as well as what is stated in Article 23, (i) of the Company´s Bylaws, approved the closure of the activities of the Wellax Rep Office in China.

The Company Directors are hereby authorized to carry out all and any acts and sign all and any documents needed for the implementation of the resolutions now approved.

6.     Documents Filed with the Company: The documents related to the agenda referring to the resolutions taken by the members of the Board of Directors and/or information presented during the meeting were filed at the Company´s head office.

7.     Approval and Signing of the Minutes: There being no other matters to be discussed, the Chairman declared the meeting closed, during which time the present minutes were drawn up in summary form and, having been read by all and found correct, were signed. Signatures: Presiding Board: Mr. Abilio dos Santos Diniz – Chairman; Mrs. Larissa Brack – Secretary. Members: Messieurs Abilio dos Santos Diniz, Aldemir Bendine, Henri Philippe Reichstul, José Carlos Reis de Magalhães Neto, Luiz Fernando Furlan, Manoel Cordeiro Silva Filho, Renato Proença Lopes, Vicente Falconi Campos and Walter Fontana Filho.

I certify that the present minutes are a faithful and true copy of the original which is filed in Book Number 5, pages 107 to 109, of the minutes of the Ordinary and Extraordinary Meetings of the Company´s Board of Directors.

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BRF S.A.

Publicly Held Company

CNPJ/MF Nº 01.838.723/0001-27

NIRE 42.300.034.240

CVM 1629-2

Minutes of the 9th Ordinary Meeting of the Board of Directors

Held on October 27, 2016

Larissa Brack

Secretary

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